EXHIBIT 23.1

PricewaterhouseCoopers LLP
Chartered Accountants
111 5th Avenue SW, Suite 3100
Calgary, Alberta
Canada T2P 5L3
Telephone +1 (403) 509 7500
Facsimile +1 (403) 781 1825

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement of Suncor Energy Inc. (the “Company”) on Form S-8 dated April 28, 2005, of our report dated February 23, 2005 relating to the consolidated financial statements, which comprises the balance sheets as at December 31, 2004 and 2003 and the consolidated statements of earnings, cash flows and changes in shareholders’ equity for each of the years in the three year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company included in the Annual Report to Shareholders of the Company on Form 40-F for the fiscal year ended December 31, 2004.

“PRICEWATERHOUSECOOPERS LLP”

Chartered Accountants

Calgary, Alberta

April 28, 2005